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                                                                   EXHIBIT 10.24

                            FIRST AMENDMENT TO LEASE

                  (EXPANSION OF PREMISES TO INCLUDE SUITE 100)

         THIS FIRST AMENDMENT TO LEASE (the "Amendment") amends that certain Lease by and between CENTRO III, LLC, a Colorado limited liability company ("Landlord") and PHARMION CORPORATION, a Delaware corporation ("Tenant") dated April 24, 2002 (the "Lease"). The effective date of this Amendment is January 31, 2003.

                                    RECITALS

         WHEREAS, pursuant to the Lease, Tenant leases certain space on the second floor of the Building known as Suite 200; and

         WHEREAS, Tenant desires to lease from Landlord additional space on the first floor of the Building to be known as Suite 100, and Landlord is willing to lease such space to Tenant upon the terms and conditions of this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged and confessed, the parties hereto agree to amend the Lease as follows:

                              TERMS AND CONDITIONS

     1. Expansion of Demised Premises. The Demised Premises leased to Tenant pursuant to the Lease shall be expanded to include approximately 10,349 rentable square feet on the first floor of the Building to be known as Suite 100, as depicted in Exhibit A attached hereto and incorporated herein by this reference (the "Expansion Premises"). The Premises originally described in the Lease and identified as Suite 200 shall be referred to hereinafter as the "Original Premises". The "Demised Premises" as used in this Amendment and the Lease shall mean the Original Premises and the Expansion Premises collectively.

     2. Possession; Rent Commencement for Expansion Premises; Expiration of Lease Term; Modification of Lease Years. Landlord shall tender possession of the Expansion Premises to Tenant upon execution of this Amendment and fulfillment of any other conditions contained herein. Basic Rent and Additional Rent for the Expansion Premises shall commence February 1, 2003; provided, however, that Basic Rent and Additional Rent for the Expansion Premises shall be abated from February 1, 2003 through October 31, 2003. The expiration date of the Lease shall be extended to January 31, 2008 and shall be co-terminous for the Original Premises and the Expansion Premises. Lease years under the Lease shall be adjusted to run from February 1 through January 31, and rent adjustments shall occur accordingly.

     3. Modified Terms and Conditions; Amended and Restated Summary of Basic Lease Terms. Certain terms and conditions of the Lease shall be modified as a result of adding the Expansion Premises. Attached hereto as Exhibit B and incorporated herein by this reference is an Amended and Restated Summary of Basic Lease Terms with respect to the Lease, as amended by this Amendment. Such Amended and

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             Restated Summary of Basic Lease Terms shall supersede and replace the Summary of Basic Lease Terms originally attached to the Lease.

     4. Condition of Expansion Premises. Landlord has previously completed "core and shell" construction of the Expansion Premises. Landlord shall be responsible, at its expense, for any additional construction or modifications necessary to the Expansion Premises or the Building to cause the same to be in compliance with Exhibit C attached hereto. Landlord shall either complete such work prior to commencement of Tenant's improvements for the Expansion Premises or else shall coordinate any such work with Tenant's construction of improvements for the Expansion Premises.

     5. No Brokers for Expansion. Neither Landlord nor Tenant has dealt with any broker, agent or finder who may claim a commission with respect to this Amendment. The parties each agree to save, defend, indemnify and hold the other party harmless from any broker, agent or finder making any such claim by, through, under or as a result of the actions or the indemnifying party.

     6. Building Enhancement. Within the one-year period commencing on the effective date of this Amendment, Landlord agrees to spend not less than $30,576.00 in the aggregate (the "Enhancement Budget") to enhance the Building. Such enhancements may include, without limitation, undergrounding utilities, purchase of artwork and/or furniture for Building common areas, and/or purchase of furniture for deck areas. Landlord agrees to seek input from Tenant before making final decisions on how to spend the Enhancement Budget.

     7. Tenant's Plans. Landlord shall reimburse Tenant, within thirty (30) days after billing therefor, for half the cost of Tenant's Plans (as such term is defined in the Work Letter) for the Expansion Premises up to a maximum of $570.00. Such reimbursement shall be in addition to the Base Tenant Finish Allowance for the Expansion Premises.

     8. Defined Terms. Capitalized terms not defined herein shall have the meanings given such terms in the Lease.

                                       2

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     9.      Remainder in Force and Effect. Except as expressly modified herein, all terms and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

LANDLORD:                                           TENANT:

CENTRO III, LLC                                     PHARMION CORPORATION

By:    /s/  Ann M. Getches                          By:    /s/  Erle Mast
       -----------------------------                       ---------------------

Name:  Ann M. Getches                               Name:  Erle Mast

Title: Managing Partner                             Title: CFO

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                             [GRAPHIC - FLOOR PLAN]

                                    EXHIBIT B
                           TO FIRST AMENDMENT TO LEASE

                              AMENDED AND RESTATED
                          SUMMARY OF BASIC LEASE TERMS

1.   Tenant: Pharmion Corporation

     (a)  Tenant's entity and jurisdiction: a Delaware corporation.

2.   Building Address: 2525 28th Street, Boulder, Colorado 80301

     (a)  Type: Multi-Tenant.

     (b)  Approx. Total Rentable Square Footage of Building: 37,688.

     (c) Base Building has been constructed by Landlord in accordance with the Work Letter attached to the Lease as EXHIBIT D.

3.   Demised Premises: 2525 28th Street, Suite 200, Boulder, Colorado 80301

     (a)  Suite 200 ("Original Premises") and Suite 100 ("Expansion Premises").

     (b)  Approx. Rentable Square Footage: Original Premises:             18,410
                                           Expansion Premises:            10,349
                                                                          ------
                                           Total for Demised Premises:    28,759

     (c)  Approx. Useable Square Footage:  Original Premises:             16,863
                                           Expansion Premises:             9,273
                                                                          ------
                                           Total for Demised Premises:    26,136

     (d) Interior Finish: To be completed by Tenant in accordance with the Work Letter attached to the Lease as EXHIBIT D.

4.   Initial Lease Term:

     (a)  Commencement Date: August l, 2002.

     (b)  Expiration Date: January 31, 2008.

5.   Renewal Options:

     (a)  Two (2) three-year options at Market Rate.

     (b) Market Rate Escalator to apply in each successive year of each Renewal Term.

     (c) Options must be exercised in writing not less than 150 nor more than 270 days prior to expiration of prior term.

                                                           Initials:
                                                           Landlord AG Tenant EM

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6.   Basic Rent:

Rent Schedule:

                                                                                               ANNUAL BASIC RENT PER
            LEASE YEAR                     ANNUAL BASIC RENT         MONTHLY BASIC RENT        RENTABLE SQUARE FOOT
------------------------------             -----------------         ------------------        ---------------------
Year 1 (as extended)
  Aug. 1, 2002 - Jan. 31, 2003
  (Original Premises Only)                    $ 341,506.00               $ 28,459.00                  $ 18.55
  Feb. 1, 2003 - Jan. 31, 2004
  (With Expansion Premises)                   $ 533,479.00               $ 44,457.00                  $ 18.55
Year 2
  Feb. 1, 2004 - Jan. 31, 2005                $ 549,584.00               $ 45,790.00                  $ 19.11
Year 3
  Feb. 1, 2005 - Jan. 31, 2006                $ 565,968.00               $ 47,164.00                  $ 19.68
Year 4
  Feb. 1, 2006 - Jan. 31, 2007                $ 582,947.00               $ 48,579.00                  $ 20.27
Year 5
  Feb. 1, 2007 - Jan. 31, 2008                $ 600,436.00               $ 50,036.00                  $ 20.88

Amortization of Additional Tenant Finish Allowance: In addition to Base Rent, Tenant shall pay Landlord fifty-seven (57) payments of $4,428.27 each, payable monthly commencing November 1, 2002, in accordance with Section 14 of this Amended and Restated Summary of Basic Lease Terms.

ONE-HALF OF THE BASIC RENT AND ADDITIONAL RENT DUE FOR THE MONTH OF AUGUST 2002 SHALL BE ABATED (THE "FIRST ABATEMENT PERIOD"). THE REMAINING ONE-HALF SHALL BE DUE AND PAYABLE AUGUST 15, 2002.

BASIC RENT AND ADDITIONAL RENT FOR THE EXPANSION PREMISES SHALL BE ABATED FROM FEBRUARY 1, 2003 THROUGH OCTOBER 31, 2003 (THE "SECOND ABATEMENT PERIOD"). THE RENT AND ADDITIONAL RENT ABATED DURING THE SECOND ABATEMENT PERIOD SHALL BE DEDUCTED FROM THE BASE TENANT FINISH ALLOWANCE AS PROVIDED IN SECTION 14 OF THIS AMENDED AND RESTATED SUMMARY OF BASIC LEASE TERMS.

7.  Additional Rent:

    (a) Tenant's Pro Rata Share for Additional Rent:
                                              Original Premises:          48.85%
                                              Expansion Premises:         27.46%
                                                                          -----
                                              Total for Demised Premises: 76.31%

(calculated by dividing the approximate rentable square footage of the Original Premises (18,410), the Expansion Premises (10,349) or the Demised Premises (28,759), as the case may be, by the approximate rentable square footage of the Building (37,688).

     (b) Tenant's Pro Rata Share for Additional Rent for the period from August 1, 2002 - January 31, 2003 shall be 48.85% so as to include only the Original Premises.

     (c) Tenant's Pro Rata Share for Additional Rent from and after February 1, 2003 shall be 76.31% so as to include the Expansion Premises.

                                                           Initials:
                                                           Landlord AG Tenant EM

8. Security Deposit Amount: $44,457.00 (including $28,459.00 for the Original Premises and $15,998.00 for the Expansion Premises).

9.   Place for Payments: Centro III, LLC
                         627 Pine Street
                         Boulder, Colorado 80302

10.  Place for Notices:

       Landlord:
       Centro III, LLC              with a copy to: Bruce D. Dierking, Esq.
       627 Pine Street                              Dierking and Associates P.C.
       Boulder, CO 80302                            2305 Canyon Blvd, Suite 206
                                                    Boulder, CO 80302
       Tenant:
       Pharmion Corporation
       2525 28th Street, Suite 200
       Boulder, CO 80301

11. Permitted Use(s) by Tenant: General office uses as permitted by applicable zoning.

12.  Broker(s):

     (a) For the Original Premises: Terry Kruegel, Colorado Group (Landlord's Broker); Paul Keilt, Equis Corporation (Tenant's Broker).

     (b)  For the Expansion Premises: None.

13. Utilities: Tenant shall pay its Pro Rata Share of charges for any utilities not separately metered or billable to the Demised Premises; provided, however, that if in Landlord's reasonable opinion, apportioning utility charges based upon Pro Rata Shares would be inequitable because of disproportionate consumption of utilities by tenants of the Building, Landlord shall have the right to apportion utility charges based upon Landlord's reasonable estimation of relative use of such utilities.

14.  Tenant Finish Allowance:

     (a) Base Tenant Finish Allowance. Base Tenant Finish Allowance shall be used to pay expenses incurred in performance of Tenant's Work in the Demised Premises as defined in the Work Letter attached as EXHIBIT D to the Lease and shall be paid in accordance with the provisions set forth in the Work Letter and in this Amended and Restated Summary of Basic Lease Terms. The Base Tenant Finish Allowance and Additional Tenant Finish Allowance described below are collectively referred to as the Tenant Finish Allowance.

          (i) Landlord has paid Tenant $30.00 per Rentable Square Foot for the Original Premises ($552,300.00) for Tenant's Work in the Original Premises.

                                                           Initials:
                                                           Landlord AG Tenant EM

          (ii) The Base Tenant Finish Allowance for the Expansion Premises shall be payable in accordance with Section 3.03(b) of the Work Letter attached to the Lease as Exhibit D as follows:

                    (A) If Tenant's Work for the Expansion Premises commences after November 1, 2003, Landlord shall pay Tenant $30.00 per Rentable Square Foot for the Expansion Premises ($310,470.00), less the amount of Rent and Additional Rent for the Expansion Premises that has been abated during the Second Abatement Period.

                    (B) If Tenant's Work for the Expansion Premises commences prior to November 1, 2003, Landlord shall pay Tenant $12.00 per Rentable Square Foot of the Expansion Premises ($124,188.00). On and after November 1, 2003, Landlord shall have the right to account for the difference between (i) $30.00 per Rentable Square Foot of the Expansion Premises ($310,470.00), less the amount of Rent and Additional Rent for the Expansion Premises that has been abated during the Second Abatement Period and (ii) $12.00 per Rentable Square Foot of the Expansion Premises ($124,188.00). The necessary refund by Tenant or additional payment by Landlord shall be paid by the applicable party within thirty (30) days following notice to Tenant of the amount due.

     (b) Additional Tenant Finish Allowance. Tenant has requested and Landlord has paid Tenant $222,705.00 for the Original Premises as an Additional Tenant Finish Allowance. This amount shall be amortized at the rate of 5.5% interest per annum, payable in equal monthly payments of principal and interest over fifty-seven (57) months commencing November 1, 2002. The monthly cost thereof shall be added to and shall increase the Basic Rent payable hereunder as set forth in Section 7 of this Amended and Restated Basic Summary of Lease Terms.

15. Signage: Building Standard Lobby directory and Suite signage shall be provided at Landlord's expense. Tenant may have, at its own expense, the top four (4) spaces (out of the eight total spaces) on the Building Monument sign, and Tenant may install one sign on each of the north and south sides of the east stair tower on the fascia of the Building. Tenant's signs shall be subject to the provisions of and shall comply with the requirements of Section 8.10.

16.  Parking: See Section 2.9 of the Lease.

                                                           Initials:
                                                           Landlord AG Tenant EM